Exhibit 99.2

Lexaria Bioscience Corp. Receives New U.S. Patent Allowance for “Composition of
Matter” Cannabinoid Delivery

Kelowna, British Columbia – March 22, 2018 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a drug delivery platform innovator, announces it has received a new Notice of Allowance from the United States Patent and Trademark Office (“USPTO”) providing for “composition of matter” claims that protect the specific combination of substances which enable improved taste and bioabsorption properties of its DehydraTECH™ technology for the delivery of cannabinoids. This is a significant addition to Lexaria’s existing manufacturing “method of use” patent rights previously granted.

“This Notice of Allowance applies to the delivery of both psychoactive and non-psychoactive cannabinoids as lipophilic active agents formulated together with the edible fatty acids that enable the powerful bioavailability and taste enhancing properties of the DehydraTECH™ technology,” said John Docherty, President. “This allowance has been granted by the USPTO upon review of the compelling scientific data Lexaria has amassed demonstrating its significant bioavailability performance enhancement properties.”

Under USPTO practice, there is no opposition period between allowance and issuance. The patent application number is 15/225,802, “Food and Beverage Compositions Infused With Lipophilic Active Agents and Methods of Use Thereof”. As has been Lexaria’s experience in the past, the Company expects the formal granting of the new patent within roughly one hundred days or less.

Lexaria has additional patent applications that remain within the USPTO process, of both the composition of matter and process varieties. Lexaria will continue to develop and strengthen its patent portfolio in the USA, Canada, and internationally and expects further patent awards this year. As its patent portfolio increases, Lexaria will be better able to commercialize its technologies and defend its intellectual property.

Lexaria’s patented DehydraTECH™ technology is focused on improved delivery methodologies of many commonly used active pharmaceutical ingredient (“API”) substances. As such, it provides an additional layer of effectiveness that is designed to harmonize with the intellectual property of third parties. Both patented and generic API substances can utilize Lexaria’s patented technology. Lexaria’s long term strategy is to partner with the world’s leading firms as they deliver best-of-class products to their existing large consumer groups.

About Lexaria
Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECHTM delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules. www.lexariabioscience.com

For regular updates, connect with Lexaria on Twitter (https://twitter.com/lexariacorp)
 and on Facebook http://tinyurl.com/y8vzcaam

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
Or
NetworkNewsWire (NNW)
www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing cannabinoids or any other active ingredient. There is no assurance that any planned corporate activity, scientific research or study, business venture, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.